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EXHIBIT 4.7

[Form of Subordinated Floating Rate Medium-Term Note]

(FACE OF SECURITY)

        THIS SECURITY IS AN UNSECURED SUBORDINATED DEBT OBLIGATION OF ZIONS BANCORPORATION. THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

        [IF A GLOBAL SECURITY, INSERT—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

        [IF DTC IS THE DEPOSITARY, INSERT—UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ZIONS BANCORPORATION, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

        [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

CUSIP No.

ZIONS BANCORPORATION

SUBORDINATED
MEDIUM-TERM NOTE
(Floating Rate)

The following terms apply to this Security, as and to the extent shown below:

PRINCIPAL AMOUNT:

STATED MATURITY:

ORIGINAL ISSUE DATE*:

* This date shall be the issue date of this Security, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor Security.

ORIGINAL ISSUE DISCOUNT SECURITY:

  •
  Total Amount of OID:

  •
  Yield to Maturity:

  •
  Initial Accrual Period OID:

BASE RATE:

  •
  Commercial Paper Rate:

  •
  Prime Rate:

  •
  LIBOR:

  •
  Telerate LIBOR Page:

  •
  Reuters Screen LIBOR Page:

  •
  Index Currency:

  •
  EURIBOR:

  •
  Treasury Rate:

  •
  CMT Rate:

  •
  Telerate Page 7051:

  •
  Telerate Page 7052 (weekly/monthly):

  •
  CMT Index Maturity:

  •
  CD Rate:

  •
  Federal Funds Rate:

  •
  Eleventh District Cost of Funds Rate:

INDEX MATURITY:

SPREAD:

SPREAD MULTIPLIER:

INITIAL BASE RATE:

MAXIMUM RATE:

MINIMUM RATE:

INTEREST RESET PERIOD:

  •
  if semi-annual, reset will occur in each of the following two months in each year:

  •
  if annual, reset will occur in the following month in each year:

  •
  otherwise, reset will occur daily, weekly, monthly or quarterly in each year as follows:

INTEREST RESET DATE(S): as provided in Section 4(a) on the reverse of this Security (unless otherwise specified)

INTEREST DETERMINATION DATE(S): as provided in Sections 4(b) through 4(j), as applicable, on the reverse of this Security (unless otherwise specified)

INTEREST PAYMENT DATE(S): unless otherwise specified, the third Wednesday of the following:

  •
  each of the 12 calendar months in each year

  •
  each March, June, September and December in each year

  •
  each of the following two calendar months in each year:

  •
  the following calendar month in each year:

subject to the second paragraph under "Payments Due on a Business Day" below

INTEREST CALCULATION DATE(S): as provided in Section 4(n) on the reverse of this Security (unless otherwise specified)

CALCULATION AGENT:

REDEMPTION COMMENCEMENT DATE:

REPAYMENT DATE(S):

REDEMPTION OR REPAYMENT PRICE(S):

DEFEASANCE:

  •
  Full Defeasance:

  •
  Covenant Defeasance:

SINKING FUND:

OTHER TERMS:

        Terms left blank or marked "N/A", "No", "None" or in a similar manner do not apply to this Security except as otherwise may be specified.

        Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

        Zions Bancorporation, a corporation duly organized and existing under the laws of the State of Utah (hereinafter called the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to                        , or registered assigns, as principal the Principal Amount on the Stated Maturity and to pay interest thereon, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Date(s) in each year, commencing on the first such date that is at least 15 calendar days after the Original Issue Date, and at the Maturity of the principal hereof, at a rate per annum determined in accordance with the applicable provisions of Section 4 on the reverse hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable), at the rate per annum at which the principal then bears interest, from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day, as such term is defined in Section 4(n) on the reverse hereof) next preceding such Interest Payment Date (a "Regular Record Date"). Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

MANNER OF PAYMENT

        Except as provided in the next paragraph, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in Salt Lake City, Utah (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

        Payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in Salt Lake City, Utah, if (i) the principal of this Security is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Assistant Vice President, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in Salt Lake City, Utah (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

        Payment of any amount payable on this Security shall be made in U.S. dollars. References in this Security to U.S. dollars or "$" shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

PAYMENTS DUE ON A BUSINESS DAY

        Unless otherwise specified on the face of this Security, the following sentence shall apply to this Security. Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day (unless the Base Rate is LIBOR or EURIBOR and such next succeeding Business Day falls in the next calendar month, in which case such amount may be paid or made available for payment on the next preceding Business Day) with the same force and effect as if such amount were paid on the Specified Day.

        Unless otherwise specified on the face of this Security, the following sentence shall apply to each Interest Payment Date other than one that falls on the date of Maturity of the principal hereof. If any such Interest Payment Date would otherwise be a day that is not a Business Day, such Interest

Payment Date shall be deferred to the next succeeding Business Day, provided that, if the Base Rate is LIBOR or EURIBOR and the next succeeding Business Day would fall in the next calendar month, then such Interest Payment Date will be advanced to the next preceding Business Day.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ZIONS BANCORPORATION
By:
Name:
Title:
This is one of the Securities of the series designated herein and referred to in the Indenture.
J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By ZIONS FIRST NATIONAL BANK, as Authenticating Agent
By:
Name:
Title:

(REVERSE OF SECURITY)

1.    SECURITIES AND INDENTURE

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of September 10, 2002 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.    SERIES AND DENOMINATIONS

        This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $340,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series of securities designated on the face hereof.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and multiples thereof.

3.    SUBORDINATION

        The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and in certain circumstances, to all General Obligations, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes.

4.    INTEREST RATE

        (a)  INTEREST RATE RESET. The interest rate on this Security will be reset from time to time, as provided in this Section 4, and each date upon which such rate is reset as so provided is hereinafter called an "Interest Reset Date". Unless otherwise specified on the face hereof, the Interest Reset Dates with respect to this Security will be as follows:

    (i)
    if the Interest Reset Period is daily, each Business Day;

    (ii)
    if the Interest Reset Period is weekly and the Base Rate is not the Treasury Rate, the Wednesday of each week;

    (iii)
    if the Interest Reset Period is weekly and the Base Rate is the Treasury Rate, except as otherwise provided in the definition of "Treasury Interest Determination Date" in Section 4(n) below, the Tuesday of each week;

    (iv)
    if the Interest Reset Period is monthly, the third Wednesday of each month;

    (v)
    if the Interest Reset Period is quarterly, the third Wednesday of each March, June, September and December;

    (vi)
    if the Interest Reset Period is semi-annual, the third Wednesday of each of two months in each year specified under "Interest Reset Period" on the face hereof; and

    (vii)
    if the Interest Reset Period is annual, the third Wednesday of the month in each year specified under "Interest Reset Period" on the face hereof;

provided, however, that (x) the Base Rate in effect from the Original Issue Date to but excluding the first Interest Reset Date will be the Initial Base Rate and (y) if the Interest Reset Period is daily or weekly, the Base Rate in effect for each day following the second Business Day immediately prior to an Interest Payment Date to but excluding such Interest Payment Date, and for each day following the second Business Day immediately prior to the day of Maturity of the principal hereof to but excluding such day of Maturity, will be the Base Rate in effect on such applicable second Business Day; and provided, further, that, if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding day that is a Business Day, except that, unless otherwise specified on the face hereof, if the Base Rate is LIBOR or EURIBOR and such next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

        Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on this Security shall be the rate determined in accordance with such of the following Sections 4(b) through 4(j) as provide for determination of the Base Rate for this Security. The Calculation Agent shall determine the interest rate of this Security in accordance with the applicable Section below and shall provide notice to the Trustee of each rate as determined.

        Unless the Base Rate is LIBOR or EURIBOR, the Calculation Agent will determine the interest rate of this Security that takes effect on any Interest Reset Date on a day no later than the Calculation Date (as defined in Section 4(n) below) corresponding to such Interest Reset Date. However, the Calculation Agent need not wait until the Calculation Date to determine such interest rate if the rate information it needs to make such determination in the manner specified in the applicable provisions of Sections 4(b) through 4(j) hereof is available from the relevant sources specified in such applicable provisions.

        Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on this Security and, if determined, the interest rate that will become effective on the next Interest Reset Date.

        (b)  DETERMINATION OF COMMERCIAL PAPER RATE. If the Base Rate is the Commercial Paper Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the Money Market Yield (as defined in Section 4(n) below) of the rate, for the second Business Day immediately preceding such Interest Reset Date (the "Commercial Paper Interest Determination Date"), for commercial paper having the Index Maturity, as published in H.15(519) (as defined in Section 4(n) below) under the heading "Commercial Paper—Nonfinancial". If the Commercial Paper Rate cannot be determined as described above, the following procedures will apply in determining the Commercial Paper Rate:

    (i)
    If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date (as defined in Section 4(n) below) corresponding to such Commercial Paper Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Commercial Paper Rate will be the rate, for such Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity, as published in H.15 Daily Update (as defined in Section 4(n) below) or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper—Nonfinancial".

    (ii)
    If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the Index Maturity and is placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.

    (iii)
    If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

        The Base Rate determined in accordance with this Section 4(b) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

        (c)  DETERMINATION OF PRIME RATE. If the Base Rate is the Prime Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, for the second Business Day immediately preceding such Interest Reset Date (the "Prime Interest Determination Date"), published in H.15(519) under the heading "Bank Prime Loan". If the Prime Rate cannot be determined as described above, the following procedures will apply in determining the Prime Rate:

    (i)
    If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Prime Interest Determination Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the rate, for such Prime Interest Determination Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan".

    (ii)
    If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the arithmetic mean of the following rates as they appear on the Reuters Screen US PRIME 1 Page (as defined in Section 4(n) below): the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on such Prime Interest Determination Date.

    (iii)
    If fewer than four of the rates referred to in clause (ii) above appear on the Reuters Screen US PRIME 1 Page, the Prime Rate will be the arithmetic mean of the Prime Rates or base lending rates, as of the close of business on such Prime Interest Determination Date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

    (iv)
    If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, the Prime Rate shall be the Prime Rate in effect on such Prime Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

        The Base Rate determined in accordance with this Section 4(c) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

        (d)  DETERMINATION OF LIBOR. If the Base Rate is LIBOR, the Base Rate that takes effect on any Interest Reset Date shall be LIBOR on the corresponding LIBOR Interest Determination Date (as defined in Section 4(n) below) and shall be determined in accordance with the following provisions:

        LIBOR will be either of the following rates, whichever appears on the face hereof:

    (x)
    the offered rate appearing on the Telerate LIBOR Page (as defined in Section 4(n) below); or

    (y)
    the arithmetic mean of the offered rates appearing on the Reuters Screen LIBOR Page (as defined in Section 4(n) below) unless that page by its terms cites only one rate, in which case that rate;

in either case, as of 11:00 A.M., London time, on such LIBOR Interest Determination Date for deposits of the Index Currency having the Index Maturity beginning on such Interest Reset Date. If no reference page is specified on the face hereof, Telerate LIBOR Page will apply to this Security:

    (i)
    If Telerate LIBOR Page is specified on the face hereof and the rate referenced in clause (x) above does not appear on that page, or if Reuters Screen LIBOR Page is specified on the face hereof and fewer than two of the rates referenced in clause (y) above appear on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the Index Currency having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount (as defined in Section 4(n) below). The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the quotations.

    (ii)
    If fewer than two quotations are provided as described in clause (i) above, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. in the principal financial center for the country issuing the Index Currency, on such LIBOR Interest Determination Date, by three major banks in that financial center selected by the Calculation Agent: loans of the Index Currency having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount.

    (iii)
    If fewer than three banks selected by the Calculation Agent are quoting as described in clause (ii) above, LIBOR will be the LIBOR in effect on such LIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

        The Base Rate determined in accordance with this Section 4(d) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any. If the Base Rate is LIBOR and no currency is specified on the face hereof as the Index Currency, the Index Currency shall be U.S. dollars.

        (e)  DETERMINATION OF EURIBOR. If the Base Rate is EURIBOR, the Base Rate that takes effect on any Interest Reset Date shall equal the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on the second Euro Business Day (as defined in Section 4(n) below) before such

Interest Reset Date (a "EURIBOR Interest Determination Date"), and will be determined in accordance with the following provisions:

    (i)
    EURIBOR will be the offered rate for deposits in euros having the Index Maturity beginning on such Interest Reset Date, as that rate appears on Telerate Page 248 (as defined in Section 4(n) below) as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.

    (ii)
    If the rate described in clause (i) above does not appear on Telerate Page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone (as defined in Section 4(n) below) interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount. The Calculation Agent will request the principal Euro-Zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations.

    (iii)
    If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Calculation Agent: loans of euros having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount.

    (iv)
    If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

        The Base Rate determined in accordance with this Section 4(e) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

        (f)    DETERMINATION OF TREASURY RATE. If the Base Rate is the Treasury Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate for the auction on the corresponding Treasury Interest Determination Date (as defined in Section 4(n) below) of direct obligations of the United States ("Treasury Bills") having the Index Maturity, as that rate appears on Telerate Page 56 or 57 under the heading "Investment Rate". If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:

    (i)
    If the rate described above does not appear on either Telerate Page 56 or 57 at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Treasury Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the Bond Equivalent Yield (as defined in Section 4(n) below) of the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High".

    (ii)
    If the rate described in clause (i) above does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the auction rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as announced by the U.S. Department of the Treasury.

    (iii)
    If the auction rate described in clause (ii) above is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

    (iv)
    If the rate described in clause (iii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Treasury Rate will be the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

    (v)
    If the rate described in clause (iv) above does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity: the rates bid as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.

    (vi)
    If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (v) above, the Treasury Rate shall be the Treasury Rate in effect on such Treasury Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

        The Base Rate determined in accordance with this Section 4(f) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, specified on the face hereof.

        (g)  DETERMINATION OF CMT RATE. If the Base Rate is the CMT Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the CMT Rate on the second Business Day immediately preceding such Interest Reset Date (the "CMT Interest Determination Date"). "CMT Rate" means the following rate displayed on the Designated CMT Telerate Page (as defined in Section 4(n) below) under the heading "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Index Maturity (as defined in Section 4(n) below):

    (x)
    if the Designated CMT Telerate Page is Telerate Page 7051, the rate for such CMT Interest Determination Date; or

    (y)
    if the Designated CMT Telerate Page is Telerate Page 7052, the weekly or monthly average, as specified on the face hereof, for the week that ends immediately before the week in which such CMT Interest Determination Date falls, or for the month that ends immediately before the month in which such CMT Interest Determination Date falls, as applicable.

        If the CMT Rate cannot be determined as described above, the following procedures will apply in determining the CMT Rate:

    (i)
    If the applicable rate described above is not displayed on the relevant Designated CMT Telerate Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CMT Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the applicable Treasury constant maturity rate described above—i.e., for the Designated CMT Index Maturity and for either such CMT Interest Determination Date or the weekly or monthly average, as applicable—as published in H.15(519).

    (ii)
    If the applicable rate described in clause (i) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the Treasury constant maturity rate, or other U.S. Treasury rate, for the Designated CMT Index Maturity and with reference to such CMT Interest Determination Date, that:

    (a)
    is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

    (b)
    is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

    (iii)
    If the rate described in clause (ii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes (as defined in Section 4(n) below) having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest.

    (iv)
    If the Calculation Agent is unable to obtain three quotations of the kind described in clause (iii) above, the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for Treasury Notes having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such offered rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the Designated CMT Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

    (v)
    If fewer than five but more than two such primary dealers are quoting as described in clause (iv) above, then the CMT Rate for such CMT Interest Determination Date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.

    (vi)
    If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (v) above, the CMT Rate shall be the CMT Rate in effect on such CMT Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

        The Base Rate determined in accordance with this Section 4(g) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

        (h)  DETERMINATION OF CD RATE. If the Base Rate is the CD Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the "CD Interest Determination Date"), for negotiable U.S. dollar certificates of deposit having the Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)". If the CD Rate cannot be determined as described above, the following procedures will apply in determining the CD Rate:

    (i)
    If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CD Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD Rate shall be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)".

    (ii)
    If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then CD Rate shall be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks having a remaining maturity closest to the Index Maturity and in a Representative Amount: the rates offered as of 10:00 A.M., New York City time, on such CD Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.

    (iii)
    If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

        The Base Rate determined in accordance with this Section 4(h) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

        (i)    DETERMINATION OF FEDERAL FUNDS RATE. If the Base Rate is the Federal Funds Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate, on the second Business Day immediately preceding such Interest Reset Date (the "Federal Funds Interest Determination Date"), for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)", as that rate is displayed on Telerate Page 120. If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Rate:

    (i)
    If the rate described above is not displayed on Telerate Page 120 at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Rate will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)".

    (ii)
    If the rate described in clause (i) above is not displayed on Telerate Page 120 and does not appear in H.15 (519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

    (iii)
    If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

        The Base Rate determined in accordance with this Section 4(i) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

        (j)    DETERMINATION OF 11TH DISTRICT RATE. If the Base Rate is the Eleventh District Cost of Funds Rate (the "11th District Rate"), the Base Rate that takes effect on any Interest Reset Date shall equal the 11th District Rate on the 11th District Interest Determination Date (as defined in Section 4(n) below) corresponding to such Interest Reset Date. The 11th District Rate on any 11th District Interest Determination Date shall be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before such date, as displayed on Telerate Page 7058 under the heading "11th District" as of 11:00 A.M., San Francisco, California time, on such date. If the 11th District Rate cannot be determined as described above, the following procedures will apply in determining the 11th District Rate:

    (i)
    If the rate described above does not appear on Telerate Page 7058 on such 11th District Interest Determination Date, then the 11th District Rate on such date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan District for the calendar month immediately preceding such date, as most recently announced by the Federal Home Loan Bank of San Francisco as such monthly weighted average cost of funds.

    (ii)
    If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in clause (i) above on or before such 11th District Interest Determination Date, the 11th District Rate that takes effect on such Interest Reset Date will be the 11th District Rate in effect on such 11th District Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

        The Base Rate determined in accordance with this Section 4(j) will be adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any.

        (k)  MINIMUM AND MAXIMUM LIMITS. Notwithstanding the foregoing, the rate at which interest accrues on this Security (i) shall not at any time be higher than the Maximum Rate, if any, or less than the Minimum Rate, if any, specified on the face hereof, in each case on an accrual basis, and (ii) shall not at any time be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

        (l)    CALCULATION OF INTEREST. Payments of interest hereon with respect to any Interest Payment Date or at the Maturity of the principal hereof will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for shall be calculated by the Calculation Agent by multiplying the Principal Amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from and including the Original Issue Date or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day shall be expressed as a decimal and computed by dividing the interest rate (also expressed as a decimal) in effect on such day by 360, if the Base Rate is the Commercial Paper Rate, Prime Rate, LIBOR, EURIBOR, CD Rate, Federal Funds Rate or 11th District Rate, or by the actual number of days in the year, if the Base Rate is the Treasury Rate or CMT Rate.

        All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        (m)  CALCULATION AGENT. The Company has initially appointed the institution named on the face of this Security as Calculation Agent to act as such agent with respect to this Security, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

        All determinations made by the Calculation Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. The Calculation Agent shall not have any liability therefor.

        (n)  DEFINITIONS OF CALCULATION TERMS. As used in this Security, the following terms have the meanings set forth below:

        "Bond Equivalent Yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N 360 - (D × M)	× 100,

        where

  •
  "D" equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

  •
  "N" equals 365 or 366, as the case may be; and

  •
  "M" equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.

        "Business Day" means, for this Security, a day that meets the requirements set forth in each of clauses (i) through (v) below, in each case to the extent such requirements apply to this Security as specified below:

    (i)
    is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah, San Francisco, California or New York City generally are authorized or required by law or executive order to close;

    (ii)
    if the Base Rate is LIBOR, is also a London Business Day;

    (iii)
    if the Base Rate is EURIBOR or the Base Rate is LIBOR for which the Index Currency is euros, is also a Euro Business Day; and

    (iv)
    if this Security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

    (v)
    if this Security is held through Clearstream, Luxembourg, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

        With respect to any particular location, the close of business on any day on which business is not being conducted at that location shall be deemed to mean 5:00 P.M., New York City time, on that day.

        The "Calculation Date" corresponding to any Commercial Paper Interest Determination Date, Prime Interest Determination Date, LIBOR Interest Determination Date, EURIBOR Interest Determination Date, Treasury Interest Determination Date, CMT Interest Determination Date, CD Interest Determination Date, Federal Funds Interest Determination Date or 11th District Interest Determination Date, as the case may be, means the earlier of:

    (i)
    the tenth day after such interest determination date or, if any such day is not a Business Day, the next succeeding Business Day; and

    (ii)
    the Business Day immediately preceding the Interest Payment Date or the date of Maturity of the principal hereof, whichever is the day on which the next payment of interest will be due.

The Calculation Date corresponding to any Interest Reset Date means the Calculation Date corresponding to the relevant interest determination date immediately preceding such Interest Reset Date.

        "Designated CMT Index Maturity" means, if the Base Rate is the CMT Rate, the Index Maturity for this Security and will be the original period to maturity of a U.S. Treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified on the face hereof, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.

        "Designated CMT Telerate Page" means, if the Base Rate is the CMT Rate, the Telerate Page specified on the face hereof that displays Treasury constant maturities as reported in H.15(519), provided that, if no Telerate Page is so specified, then the applicable page will be Telerate Page 7052 and provided, further, that if Telerate Page 7052 applies but it is not specified on the face hereof whether the weekly or monthly average applies, the weekly average will apply.

        The "11th District Interest Determination Date" corresponding to a particular Interest Reset Date will be the last working day, in the first calendar month immediately preceding such Interest Reset Date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month immediately preceding such Interest Reset Date.

        "EMU Countries" means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

        "Euro Business Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

        "Euro-Zone" means, at any time, the region comprised of the EMU Countries.

        "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15 (519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15 (519) available through the worldwide web site of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

        The "LIBOR Interest Determination Date" corresponding to any Interest Reset Date means the second London Business Day preceding such Interest Reset Date, unless the Index Currency is pounds sterling, in which case the LIBOR Interest Determination Date will be the Interest Reset Date.

        "London Business Day" means any day on which dealings in the Index Currency are transacted in the London interbank market.

        "Money Market Yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 - (D × M)	× 100,

        where

  •
  "D" equals the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

  •
  "M" equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.

        "Representative Amount" means an amount that, in the Calculation Agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

        "Reuters Screen LIBOR Page" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for the Index Currency are displayed.

        "Reuters Screen US PRIME 1 Page" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

        "Telerate LIBOR Page" means Telerate Page 3750 or any replacement page or pages on which London interbank rates of major banks for the Index Currency are displayed.

        "Telerate Page" means the display on Bridge Telerate, Inc., or any successor service, on the page or pages specified on the face hereof, or any replacement page or pages on that service.

        The "Treasury Interest Determination Date" corresponding to any Interest Reset Date means the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. If, as the result of a legal holiday, an auction is so held on the Friday in the week immediately preceding the week in which such Interest Reset Day falls, such Friday will be the corresponding Treasury Interest Determination Date. If an auction date shall fall on a day that would otherwise be an Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

        "Treasury Notes" means direct, noncallable, fixed rate obligations of the U.S. government.

        References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

        References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

        References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.

        References in this Security to a particular heading or headings on any of Designated CMT Telerate Page, H.15(519), H.15 Daily Update, Reuters Screen LIBOR Page, Reuters Screen US Prime 1 Page, Telerate LIBOR Page or Telerate Page include any successor or replacement heading or headings as determined by the Calculation Agent.

5.    REDEMPTION AT THE COMPANY'S OPTION

        Unless a Redemption Commencement Date is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity. If a Redemption Commencement Date is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption upon not less than 30 days' nor more than 60 days' notice at any time and from time to time on or after the Redemption Commencement Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security to be redeemed), together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.

6.    REPAYMENT AT THE HOLDER'S OPTION

        Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to $1,000 or an integral multiple thereof (provided that the remaining principal amount of any Security surrendered for partial repayment shall at least equal $1,000 or an integral multiple thereof), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, as provided in the Indenture). If this security provides for more than one Repayment Date, and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest repayment date after all conditions to such exercise have been satisfied, and references herein to the applicable Repayment Date shall mean such earliest Repayment Date.

        In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is J.P. Morgan Trust Company, National Association, Attention: Assistant Vice President, 560 Mission Street, 13th Floor, San Francisco, CA 94105 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the applicable procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

7.    TRANSFER AND EXCHANGE

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, in denominations of $1,000 or an integral multiple thereof and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

        If this Security is a Global Security, this Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

8.    DEFEASANCE.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. If so specified on the face hereof, either or both of such provisions are applicable to this Security, as so specified.

9.    REMEDIES.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

10.  MODIFICATION AND WAIVER.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11.  GOVERNING LAW.

        THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CUSIP NO.

ORIGINAL ISSUE DATE:

ZIONS BANCORPORATION
SUBORDINATED MEDIUM-TERM NOTE

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
AT THE OPTION OF THE HOLDER AND THE HOLDER
ELECTS TO EXERCISE SUCH RIGHT

        T6 undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

        If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.

        For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this "Option to Elect Repayment" form duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

  J.P. Morgan Trust Company, National Association,
  Attention: Assistant Vice President,
  560 Mission Street, 13th Floor,
  San Francisco, CA 94105.

or at such other place as the Company or the Trustee shall notify the Holder of such Security.

        If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall be an amount equal to $1,000 or an integral multiple thereof) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall be an amount equal to $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

Date:

NOTICE: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT TEN—as joint tenants with the right of survivorship and not as tenants in common
UNIF GIFT MIN ACT		Custodian		— under Uniform Gifts to Minors Act

	(Cust)		(Minor)

(State)

        Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must be guaranteed and correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT 4.7